Exhibit 16

Deloitte & Touche LLP Suite 4500 1111 Bagby Street Houston, TX 77002-2591 USA Tel: +1 713-982-2000 Fax: +1 713-982-2001 www.deloitte.com

March 18, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of Tidewater Inc.'s Form 8-K dated March 18, 2021, and we agree with the statements made therein.

Yours truly,